Exhibit 99.1

Tesoro Logistics LP Reports Second Quarter 2014 Results

•	Net income of $32.8 million, or $0.45 per diluted common limited partner unit

•	Distributable cash flow of $49.6 million

•	Declared quarterly distribution of $0.615 per limited partner unit, representing 21% year-over-year annualized growth

•	Successful open season for Connolly Gathering System in North Dakota

•	Acquired West Coast terminalling and pipeline assets from Tesoro

SAN ANTONIO - July 30, 2014 - Tesoro Logistics LP (NYSE: TLLP) (“TLLP” or the “Partnership”) today reported second quarter 2014 net income of $32.8 million, or $0.45 per diluted common limited partner unit.

Distributable cash flow for the second quarter 2014 totaled $49.6 million, which was up $24.6 million or 99%, from the second quarter 2013 (excluding Predecessor results). The year-over-year increase reflects significant growth through our pursuit of organic growth opportunities and strategic acquisitions. On July 24, 2014, the Partnership announced its quarterly cash distribution of $42.1 million, or $0.615 per limited partnership unit, or $2.46 on an annualized basis. The declared distribution represents a 21% increase over the second quarter 2013 distribution of $0.51 paid in August 2013.

“During the second quarter, we completed the successful open season for the Connolly Gathering System, reached an agreement to purchase additional terminals and pipeline assets from Tesoro and announced the development of a new truck rack in Anacortes, Washington,” said Greg Goff, TLLP's Chairman and Chief Executive Officer. “With these new organic growth opportunities and acquisitions, we continue to demonstrate our commitment to grow the logistics business and increase unitholder cash distributions.”

Second Quarter 2014 Financial and Operational Segment Results

Adjusted EBITDA for the second quarter 2014 totaled $69.6 million, which primarily excludes Northwest Products Pipeline inspection and maintenance costs of $2.8 million. Adjusted EBITDA was up $38.0 million from the second quarter 2013 (excluding Predecessor results).

Crude Oil Gathering
Adjusted EBITDA for the Crude Oil Gathering segment totaled $13.1 million in the second quarter 2014, up $4.4 million or 50%, from the second quarter 2013. The year-over-year increase in adjusted EBITDA is mostly a result of the continued capture of incremental volume on the High Plains Pipeline in North Dakota through the addition of new capacity associated with the initial phase of the High Plains Pipeline reversal project and contributions from the initial build-out of the Bakken Storage Hub.

Terminalling and Transportation
Adjusted EBITDA for the Terminalling and Transportation segment totaled $61.2 million in the second quarter 2014, up $34.2 million or over 127%, from the second quarter 2013 (excluding Predecessor results). The year-over-year increase in adjusted EBITDA can be mostly attributed to continued strong contributions from the acquisitions of the Northwest Products System completed in June 2013, the Los Angeles Terminal Assets completed in June 2013 and the Los Angeles Logistics Assets completed in December 2013.

Strategic Update

Connolly Gathering System
On May 12, 2014, TLLP announced the successful conclusion of the Partnership’s second open season after receiving sufficient commitments from third party shippers to warrant construction of the Connolly Gathering System by its wholly owned subsidiary Tesoro High Plains Pipeline Company LLC (“THPP”). The proposed Connolly Gathering System will gather crude oil from various points in Dunn County, North Dakota for delivery to a central delivery point at the existing Connolly Station on THPP’s pipeline system.

Construction began in July 2014 with targeted completion by the end of 2015. The capacity of the gathering system’s main delivery line is expected to be approximately 60,000 barrels per day to accommodate estimated peak production of crude oil from the area.

Acquisition
On June 23, 2014, TLLP announced that it reached an agreement with Tesoro Corporation (“Tesoro”) to acquire certain terminalling and pipeline assets owned by Tesoro and two of its subsidiaries, Tesoro Refining & Marketing Company LLC and Tesoro Alaska Company LLC. Under terms of the agreement, the Partnership acquired three marketing terminals and a storage facility, and will acquire a refined products pipeline (collectively, the “West Coast Logistics Assets”) for total consideration of $270.0 million. In addition, TLLP plans to develop a new truck rack at the site of the acquired Anacortes terminal which is expected to add an additional 6,000 to 7,000 barrels per day of throughput.

On July 1, 2014, the first portion of the West Coast Logistics Assets was purchased for consideration of $241.4 million, comprised of approximately $214.4 million in cash, and the issuance of equity to Tesoro with a fair value of $27.0 million. The equity was comprised of 370,843 common units and 8,856 general partner units.

TLLP expects to close and fund the remaining second portion of this acquisition in the third quarter or early in the fourth quarter of 2014 for consideration of $28.6 million. The remaining assets consist of all of Tesoro’s membership interests in Tesoro Alaska Pipeline Company LLC, a wholly-owned subsidiary of Tesoro, which owns an approximately 70 mile long common carrier refined products pipeline connecting Tesoro’s Kenai refinery to Anchorage, Alaska with expected average throughput of approximately 35,000 barrels per day.

Capital Expenditures
Capital expenditures for the second quarter 2014 totaled $47.5 million. This includes $42.9 million of expansion capital, of which approximately $5.1 million was reimbursed, and $4.6 million of maintenance capital, of which approximately $1.0 million was reimbursed. Due to the addition of expected spending related to the construction of the Connolly Gathering System and the Anacortes truck rack, the Partnership now estimates full year 2014 capital spending for both maintenance and expansion capital projects of $200 million, or $170 million net of reimbursements.

Public Invited to Listen to Analyst Conference Call
At 9:00 a.m. CDT on July 31, 2014, TLLP will broadcast, live, its conference call with analysts regarding second quarter 2014 and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to http://www.tesorologistics.com.

Twitter Communication
TLLP utilizes Twitter, in conjunction with other Regulation FD-compliant disclosure vehicles, such as press releases, 8-Ks and its investor relations web site, as part of a broader investor and stakeholder communication strategy. The Twitter page can be found at http://twitter.com/TesoroLogistics.

About Tesoro Logistics LP
Tesoro Logistics LP, headquartered in San Antonio, Texas, is a fee-based, growth-oriented Delaware limited partnership formed by Tesoro Corporation. The Partnership is designed to own, operate, develop and acquire crude oil and refined products pipelines, terminals, tankage, and other transportation and logistics assets primarily in the Western and Mid-Continent regions of the United States.

Please visit us at: www.tesorologistics.com

This earnings release contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning our expectations regarding growing cash distributions; the expected in-service date and capacity of the Connolly Gathering System , as well as estimated production in the surrounding area; the development of a new truck rack at the Anacortes terminal and related throughput volumes; closing dates for remaining assets in the West Coast Logistics Assets transaction; and capital spending and reimbursements. For more information concerning factors that could affect these statements see our annual report on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Contact:
Investors:
Evan Barbosa, Investor Relations Manager, (210) 626-7202

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

Results of Operations (Unaudited)

Factors Affecting Comparability

In 2013, we entered into two transactions with Tesoro and Tesoro Logistics GP, LLC (“TLGP”), our general partner, pursuant to which TLLP acquired from Tesoro the following:

•	six marketing terminals and storage facilities located in Southern California (the “Los Angeles Terminal Assets”) effective June 1, 2013; and

•
two marine terminals, a marine storage facility, a product terminal, a petroleum coke handling and storage facility and crude oil and refined products pipelines located in Southern California (the “Los Angeles Logistics Assets”) effective December 6, 2013.

These transactions are collectively referred to as “Acquisitions from Tesoro”. The Acquisitions from Tesoro were transfers between entities under common control. Accordingly, the financial information of TLLP contained herein has been retrospectively adjusted to include the historical results of the assets acquired in the Acquisitions from Tesoro prior to the effective date of each acquisition for all periods presented; however the Los Angeles Terminal Assets are not included in historical results prior to the effective date of their acquisition since they were not operated by Tesoro prior to their acquisition by TLLP. We refer to the Los Angeles Logistics Assets as our “Predecessor.” The results of the Acquisitions from Tesoro are included in the Terminalling and Transportation segment. The Partnership’s future results of operations may not be comparable to the Predecessor’s historical results of operations for the reasons described in “Factors Affecting the Comparability of Our Financial Results” in our Annual Report on Form 10-K for the year ended December 31, 2013.

Non-GAAP Financial Measures

We define EBITDA as net income before depreciation and amortization expenses, net interest and financing costs and interest income. We define adjusted EBITDA as EBITDA plus any loss (gain) on asset disposals and impairments and expenses incurred for the inspection and maintenance program associated with the Northwest Products System. We define our cash flow available to be distributed to unitholders (“Distributable Cash Flow”) as adjusted EBITDA less maintenance capital expenditures and net interest and financing costs, plus reimbursement by our customers for certain maintenance capital expenditures, non-cash unit-based compensation expense, proceeds from sale of assets, the change in deferred revenue and interest income. EBITDA, adjusted EBITDA and Distributable Cash Flow are not measures prescribed by U.S. GAAP (“non-GAAP”) but are supplemental financial measures that are used by management and may be used by external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects, and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and adjusted EBITDA will provide useful information to investors in assessing our results of operations. The U.S. GAAP measures most directly comparable to EBITDA and adjusted EBITDA are net income and net cash from operating activities. EBITDA and adjusted EBITDA have important limitations as analytical tools, because they exclude some, but not all, items that affect net income and net cash from operating activities.

We believe that the presentation of Distributable Cash Flow will provide useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating. The U.S. GAAP measure most directly comparable to Distributable Cash Flow is net income.

We also include the results of our operations excluding the results of our Predecessors. We believe that the presentation of our results of operations excluding results of our Predecessors will provide useful information to investors in assessing our results of operations. We believe investors want to analyze operations of our business under our current commercial agreements with Tesoro. These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, because they may be defined differently by other companies in our industry.

TESORO LOGISTICS LP
RESULTS OF OPERATIONS
(Unaudited)
(In thousands, except unit and per unit amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
REVENUES		(Including Predecessor)		(Including Predecessor)
Crude Oil Gathering	$27,083	$20,945	$51,707	$42,636
Terminalling and Transportation	103,242	39,160	203,667	69,091
Total Revenues	130,325	60,105	255,374	111,727
COSTS AND EXPENSES
Operating and maintenance expenses	51,046	26,313	93,727	43,378
General and administrative expenses	12,448	6,851	21,794	12,904
Depreciation and amortization expenses	16,460	7,314	31,985	11,395
Loss (gain) on asset disposals and impairments (a)	132	—	(4,616)	164
Total Costs and Expenses	80,086	40,478	142,890	67,841
OPERATING INCOME	50,239	19,627	112,484	43,886
Interest and financing costs, net	(17,473)	(6,571)	(35,220)	(12,175)
Interest income	—	470	—	493
NET INCOME	32,766	13,526	77,264	32,204

Loss attributable to Predecessor	—	5,647	—	5,647
Net income attributable to partners	32,766	19,173	77,264	37,851
General partner’s interest in net income, including incentive distribution rights	(7,958)	(1,978)	(14,794)	(3,514)
Limited partners’ interest in net income	$24,808	$17,195	$62,470	$34,337

Net income per limited partner unit (b):
Common - basic	$0.45	$0.38	$1.15	$0.77
Common - diluted	$0.45	$0.38	$1.14	$0.77
Subordinated - basic and diluted	$0.45	$0.36	$1.13	$0.73

Weighted average limited partner units outstanding:
Common units - basic	46,911,533	30,752,989	43,070,111	29,812,337
Common units - diluted	47,012,424	30,863,138	43,169,298	29,903,780
Subordinated units - basic and diluted	7,543,627	15,254,890	11,377,957	15,254,890

Cash distributions per unit paid during period (c)	$0.5900	$0.4900	$1.1550	$0.9625
_____________

(a)	Includes a $4.7 million gain on assets related to the sale of the Boise Terminal for the six months ended June 30, 2014.

(b)
TLLP excludes losses attributable to Predecessor from its calculation of net income per limited partner unit in accordance with the partnership agreement. The table below provides supplemental presentation of net income per limited partner unit, as adjusted, using the Net Income shown above. This supplemental information assumes the common unitholders, subordinated unitholders and General Partner participated in the pre-acquisition date losses attributable to the Predecessor for the three and six months ended June 30, 2013. There were no losses attributable to the Predecessor for the three and six months ended June 30, 2014.

	Three Months Ended June 30,	Six Months Ended June 30,
	2013	2013
Adjusted Net Income Per Limited Partner Unit:
Common - basic and diluted	$0.26	$0.65
Subordinated - basic and diluted	$0.24	$0.61

(c)	On July 24, 2014, we announced the declaration of a quarterly cash distribution of $0.6150 per limited partner unit for the second quarter of 2014.

TESORO LOGISTICS LP
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Income:		(Including Predecessor)		(Including Predecessor)
Net income	$32,766	$13,526	$77,264	$32,204
Depreciation and amortization expenses	16,460	7,314	31,985	11,395
Interest and financing costs, net	17,473	6,571	35,220	12,175
Interest income	—	(470)	—	(493)
EBITDA (d)	66,699	26,941	144,469	55,281
Loss (gain) on asset disposals and impairments (a)	132	—	(4,616)	164
Inspection and maintenance expenses associated with the Northwest Products System	2,789	—	4,938	—
Adjusted EBITDA (d)	69,620	26,941	144,791	55,445
Interest and financing costs, net	(17,473)	(6,571)	(35,220)	(12,175)
Proceeds from sale of assets	—	—	9,721	—
Maintenance capital expenditures (e)	(4,628)	(4,437)	(6,292)	(6,333)
Reimbursement for maintenance capital expenditures (e)	1,011	2,404	1,497	3,587
Non-cash unit-based compensation expense	570	490	917	920
Change in deferred revenue	450	746	156	1,129
Interest income	—	470	—	493
Distributable Cash Flow (d)	$49,550	$20,043	$115,570	$43,066

Reconciliation of EBITDA to Net Cash from Operating Activities:
Net cash from operating activities	$18,543	$23,370	$89,214	$53,074
Interest and financing costs, net	17,473	6,571	35,220	12,175
Changes in assets and liabilities	32,179	(1,630)	17,917	(7,553)
Gain (loss) on asset disposals and impairments (a)	(132)	—	4,616	(164)
Amortization of debt issuance costs	(794)	(406)	(1,581)	(822)
Unit-based compensation expense	(570)	(494)	(917)	(936)
Interest income	—	(470)	—	(493)
EBITDA (d)	$66,699	$26,941	$144,469	$55,281
_____________

(d)	See “Non-GAAP Financial Measures” on page 4 for a definition of EBITDA, adjusted EBITDA and Distributable Cash Flow.

(e)	Maintenance capital expenditures include expenditures required to ensure the safety, reliability, integrity and regulatory compliance of our assets.

TESORO LOGISTICS LP
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
RECONCILIATION OF PARTNERSHIP AND PREDECESSORS (d)
(Unaudited)
(In thousands)

	Tesoro Logistics LP	Predecessors	Three Months Ended June 30, 2013
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Income (Loss):
Net income (loss)	$19,173	$(5,647)	$13,526
Depreciation and amortization expenses	6,338	976	7,314
Interest and financing costs, net	6,571	—	6,571
Interest income	(470)	—	(470)
EBITDA (d)	31,612	(4,671)	26,941
Inspection and maintenance expenses associated with the Northwest Products System	—	—	—
Adjusted EBITDA (d)	31,612	(4,671)	26,941
Interest and financing costs, net	(6,571)	—	(6,571)
Maintenance capital expenditures (e)	(4,246)	(191)	(4,437)
Reimbursement for maintenance capital expenditures (e)	2,404	—	2,404
Non-cash unit-based compensation expense	488	2	490
Change in deferred revenue	746	—	746
Interest income	470	—	470
Distributable Cash Flow (d)	$24,903	$(4,860)	$20,043

Reconciliation of EBITDA to Net Cash from Operating Activities:
Net cash from operating activities	$15,541	$7,829	$23,370
Interest and financing costs, net	6,571	—	6,571
Changes in assets and liabilities	10,868	(12,498)	(1,630)
Amortization of debt issuance costs	(406)	—	(406)
Unit-based compensation expense	(492)	(2)	(494)
Interest income	(470)	—	(470)
EBITDA (d)	$31,612	$(4,671)	$26,941

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In thousands, except barrel and per barrel amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
OPERATING SEGMENTS
CRUDE OIL GATHERING
Pipeline:
Pipeline revenues	$13,304	$9,048	$25,119	$18,489
Pipeline throughput (barrels per day (“bpd”))	108,848	80,543	103,449	81,445
Average pipeline revenue per barrel (f)	$1.34	$1.23	$1.34	$1.25
Trucking:
Trucking revenues	$13,779	$11,897	$26,588	$24,147
Trucking volume (bpd)	46,884	42,084	45,798	43,497
Average trucking revenue per barrel (f)	$3.23	$3.11	$3.21	$3.07
Total Revenues	27,083	20,945	51,707	42,636
Costs and Expenses:
Operating and maintenance expenses	13,842	11,467	24,777	22,431
General and administrative expenses	152	761	1,804	1,455
Depreciation and amortization expenses	1,032	1,029	2,055	2,035
Loss on asset disposals and impairments	132	—	132	—
Total Costs and Expenses	15,158	13,257	28,768	25,921
CRUDE OIL GATHERING SEGMENT OPERATING INCOME	$11,925	$7,688	$22,939	$16,715

TERMINALLING AND TRANSPORTATION
Terminalling:		(Including Predecessor)		(Including Predecessor)
Terminalling revenues (g)	$79,143	$36,326	$154,940	$64,250
Terminalling throughput (bpd) (h)	889,596	553,056	883,825	472,746
Average terminalling revenue per barrel (f) (g)	$0.98	$0.72	$0.97	$0.75
Pipeline transportation:
Pipeline transportation revenues	$24,099	$2,834	$48,727	$4,841
Pipeline transportation throughput (bpd) (h)	772,483	85,476	778,698	88,005
Average pipeline transportation revenue per barrel (f)	$0.34	$0.36	$0.35	$0.30
Total Revenues	103,242	39,160	203,667	69,091
Costs and Expenses:
Operating and maintenance expenses	37,204	14,846	68,950	20,947
General and administrative expenses	7,584	1,986	12,099	3,028
Depreciation and amortization expenses	15,428	6,285	29,930	9,360
Loss (gain) on asset disposals and impairments (a)	—	—	(4,748)	164
Total Costs and Expenses	60,216	23,117	106,231	33,499
TERMINALLING AND TRANSPORTATION SEGMENT OPERATING INCOME	$43,026	$16,043	$97,436	$35,592
_____________

(f)
Management uses average revenue per barrel to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate average revenue per barrel; other companies may calculate it in different ways. We calculate average revenue per barrel as revenue divided by the number of days in the period divided by throughput (bpd). Investors and analysts use this financial measure to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered as an alternative to segment operating income, revenues and operating expenses or any other measure of financial performance presented in accordance with U.S. GAAP.

(g)
The Partnership adjusted the disclosure of terminalling revenues to include amounts previously reported as storage revenues. Prior year balances for terminalling revenues and average terminalling revenue per barrel have been adjusted to conform to current presentation.

(h)	Terminalling and transportation throughput volumes were higher in the three and six months ended June 30, 2014 primarily as a result of the completion of various acquisitions in 2013.

TESORO LOGISTICS LP
RECONCILIATION TO AMOUNTS UNDER U.S. GAAP
(Unaudited) (In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of Crude Oil Gathering Segment EBITDA to Operating Income:
Crude oil gathering segment operating income	$11,925	$7,688	$22,939	$16,715
Depreciation and amortization expenses	1,032	1,029	2,055	2,035
Crude Oil Gathering Segment EBITDA (d)	12,957	8,717	24,994	18,750
Loss on asset disposals and impairments	132	—	132	—
Crude Oil Gathering Segment Adjusted EBITDA (d)	$13,089	$8,717	$25,126	$18,750

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of Terminalling and Transportation Segment Adjusted EBITDA to Operating Income:		(Including Predecessor)		(Including Predecessor)
Transportation and terminalling segment operating income	$43,026	$16,043	$97,436	$35,592
Depreciation and amortization expenses	15,428	6,285	29,930	9,360
Terminalling and Transportation Segment EBITDA (d)	58,454	22,328	127,366	44,952
Loss (gain) on asset disposals and impairments (a)	—	—	(4,748)	164
Inspection and maintenance expenses associated with the Northwest Products System	2,789	—	4,938	—
Terminalling and Transportation Segment Adjusted EBITDA (d)	$61,243	$22,328	$127,556	$45,116

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
RECONCILIATION OF PARTNERSHIP AND PREDECESSOR (d)
(Unaudited)
(In thousands, except barrel and per barrel amounts)

	Tesoro Logistics LP	Predecessors	Three Months Ended June 30, 2013
Reconciliation of Terminalling and Transportation Segment Adjusted EBITDA to Operating Income:
Transportation and terminalling segment operating income	$21,690	$(5,647)	$16,043
Depreciation and amortization expenses	5,309	976	6,285
Terminalling and Transportation Segment EBITDA (d)	26,999	(4,671)	22,328
Loss (gain) on asset disposals and impairments	—	—	—
Inspection and maintenance expenses associated with the Northwest Products System	—	—	—
Terminalling and Transportation Segment Adjusted EBITDA (d)	$26,999	$(4,671)	$22,328

TESORO LOGISTICS LP
SELECTED FINANCIAL DATA
(Unaudited) (In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Capital Expenditures		(Including Predecessor)		(Including Predecessor)
Expansion	$42,917	$17,997	$67,737	$26,337
Maintenance (e)	4,628	4,437	6,292	6,333
Total Capital Expenditures	$47,545	$22,434	$74,029	$32,670

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
General and Administrative Expenses		(Including Predecessor)		(Including Predecessor)
Crude Oil Gathering	$152	$761	$1,804	$1,455
Terminalling and Transportation	7,584	1,986	12,099	3,028
Unallocated	4,712	4,104	7,891	8,421
Total General and Administrative Expenses	$12,448	$6,851	$21,794	$12,904

TESORO LOGISTICS LP
BALANCE SHEET DATA
(Unaudited) (In thousands)

	June 30, 2014	December 31, 2013
Cash and cash equivalents	$456	$23,203
Total debt	1,391,407	1,164,343

TESORO LOGISTICS LP
RECONCILIATION OF FORECASTED ANNUAL EBITDA TO AMOUNTS UNDER U.S. GAAP
(Unaudited, in millions)

Reconciliation of Forecasted annual EBITDA to Forecasted Net Income:	West Coast Logistics Assets

Forecasted net income	$20
Add: Depreciation and amortization expenses	2
Add: Interest and financing costs, net	6
Forecasted annual EBITDA (d)	$28